SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                         ------------------------------



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




  Date of report (Date of earliest event reported) May 8, 1998 (April 23, 1998)
                                                   ---------------------------



                          MASON-DIXON BANCSHARES, INC.
               (Exact name of Registrant as specified in Charter)



           Maryland                      0-20516                  52-1764929
(State or other Jurisdiction    (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)






                    45 W. Main Street, Westminster, MD 21157
                (Address of Principal Executive Offices/Zip Code)



       Registrant's telephone number, including area code: (410) 857-3401
                                                           --------------



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events.

         On April 23, 1998, Mason-Dixon Bancshares, Inc. (the "Company") issued and sold its 7.48% Senior Note due April 23, 2008 in the principal amount of $20,000,000 (the "Note"). The Note was issued pursuant to the terms of an Indenture Agreement (the "Indenture") dated April 23, 1998, between the Company and T. Rowe Price New Income Fund, Inc. The Indenture contains certain financial covenants and restrictions. The Note is filed as Exhibit 10.1, and the Indenture is filed as Exhibit 10.2, to this Current Report on Form 8-K.

         The net proceeds from the sale of the Note, together with the net proceeds of the sale of the Company's 8.40% Junior Subordinated Deferrable Interest Debentures, in the aggregate principal amount of $20,000,000, were used by the Company to repay the outstanding balance of a $38,000,000 short-term revolving credit facility with three unaffiliated banks. The proceeds of the credit facility were used to repay a loan assumed by the Company in connection with the purchase of assets of the Rose Shanis Companies, a consumer finance company.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits

              10.1   Note  dated   April  23,   1998   payable  by   Mason-Dixon
                     Bancshares, Inc.
              10.2 Indenture Agreement dated April 23, 1998, by Mason-Dixon Bancshares, Inc. and T. Rowe Price New Income Fund, Inc.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           MASON-DIXON BANCSHARES, INC.



Date: May 8, 1998                     By: /s/ Thomas K. Ferguson
                                          ---------------------------------
                                          Thomas K. Ferguson
                                          President and Chief Executive Officer

                                  EXHIBIT INDEX



Exhibit
Number          Description of Exhibit                                  Page

10.1       Note, dated April 23, 1998, payable by Mason-Dixon             6
           Bancshares, Inc.

10.2       Indenture Agreement, dated April 23, 1998, by                  9
           Mason-Dixon Bancshares, Inc. and T. Rowe Price
           New Income Fund, Inc.